AMENDED EXHIBIT A TO
                INVESTMENT ADVISORY AGREEMENT DATED APRIL 1, 2006
           BETWEEN SCOUT INVESTMENT ADVISORS, INC. AND UMB SCOUT FUNDS

                 SERIES NAME                                  EFFECTIVE DATE

UMB Scout Stock Fund                                          April 1, 2005
UMB Scout Growth Fund                                         April 1, 2005
UMB Scout Small-Cap Fund                                      April 1, 2005
UMB Scout International Fund                                  April 12, 2005*
UMB Scout Bond Fund                                           April 1, 2005
UMB Scout Money Market Fund-Federal Portfolio                 April 1, 2005
UMB Scout Money Market Fund - Prime Portfolio                 April 1, 2005
UMB Scout Tax-Free Money Market Fund                          April 1, 2005
UMB Scout Mid Cap Fund                                        October 31, 2006

* UMB Scout International Fund was previously known as UMB Scout Worldwide Fund, Inc. and organized as a Maryland Corporation. On April 1, 2005, shareholders of UMB Scout Worldwide Fund, Inc. approved an identical Investment Advisory Agreement with Scout Investment Advisors, Inc. On April 12, 2005, UMB Scout Worldwide Fund, Inc. was reorganized a series of UMB Scout Funds, a Delaware statutory trust, and UMB Scout Funds entered into this Investment Advisory Agreement on behalf of UMB Scout Worldwide Fund series. Effective October 28, 2006, the UMB Scout Funds Board approved a name change from UMB Scout Worldwide Fund to UMB Scout International Fund.


IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit A to be executed and effective on the 28th day of October 2006.

SCOUT INVESTMENT ADVISORS, INC.           UMB SCOUT FUNDS, ON BEHALF OF THE
                                          SERIES LISTED ON THIS EXHIBIT A


By: /s/ Gary DiCenzo                      By: /s/ C. Warren Green
    ---------------------------               ---------------------------
Title: Executive Vice President           Title: Treasurer and Principal
                                                 Financial Officer

                              AMENDED EXHIBIT B TO
                INVESTMENT ADVISORY AGREEMENT DATED APRIL 1, 2006
           BETWEEN SCOUT INVESTMENT ADVISORS, INC. AND UMB SCOUT FUNDS

                  FUND                                ADVISORY FEE

UMB Scout Stock Fund                      0.60% for the first $1 billion of
                                          annual average daily net assets
                                          0.575% for annual average daily net
                                          assets over $1 billion

UMB Scout Growth Fund                     0.60% for the first $1 billion of
                                          annual average daily net assets
                                          0.575% for annual average daily net
                                          assets over $1 billion

UMB Scout Small Cap Fund                  0.75% for the first $1 billion of
                                          annual average daily net assets
                                          0.65% for annual average daily net
                                          assets over $1 billion

UMB Scout International Fund              0.80% for the first $1 billion of
                                          annual average daily net assets
                                          0.70% for annual average daily net
                                          assets over $1 billion

UMB Scout Bond Fund                       0.57% for the first $1 billion of
                                          annual average daily net assets
                                          0.52% for annual average daily net
                                          assets over $1 billion

UMB Scout Money Market Fund - Federal     0.30% of annual average daily net
Portfolio                                  assets

UMB Scout Money Market Fund - Prime       0.34% of annual average daily net
Portfolio                                 assets

UMB Scout Tax-Free Money Market Fund      0.30% of annual average daily net
                                          assets

UMB Scout Mid Cap Fund                    0.80% for the first $1 billion of
                                          annual average daily net assets
                                          0.70% for annual average daily net
                                          assets over $1 billion


IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit B to be executed and effective on the 28th day of October 2006.

SCOUT INVESTMENT ADVISORS, INC.           UMB SCOUT FUNDS, ON BEHALF OF THE
                                          SERIES LISTED ON THIS EXHIBIT A

By: /s/ Gary DiCenzo                      By: /s/ C. Warren Green
   -----------------------------------       -----------------------------------

Title: Executive Vice President           Title: Treasurer & Principal Financial
                                                 Officer